Exhibit 10.2

Form of Incentive Stock Option Award Agreement
under the Banner Corporation 2014 Omnibus Incentive Plan

BANNER CORPORATION
2014 OMNIBUS INCENTIVE PLAN

[FORM OF] INCENTIVE STOCK OPTION AWARD AGREEMENT

ISO No. _______________                                                                                     Grant Date: _______________

This Incentive Stock Option Award (“ISO”) is granted by Banner Corporation (“Corporation”) to [Name] (“Option Holder”) in accordance with the terms of this Incentive Stock Option Award Agreement (“Agreement”) and subject to the provisions of the Banner Corporation 2014 Omnibus Incentive Plan, as amended from time to time (“Plan”).  The Plan is incorporated herein by reference.

1.
ISO Award.  The Corporation grants to Option Holder ISOs to purchase [Number] Shares at an Exercise Price of $[Number] per Share.  These ISOs are subject to forfeiture until they vest and to limits on transferability, as provided in Sections 5 and 6 of this Agreement and in Article V of the Plan.

2.	Vesting Dates. The ISOs shall vest as follows, subject to earlier vesting in the event of a termination of Service as provided in Section 6 or a Change in Control as provided in Section 7:

ISOs for
Vesting Date	Numbers of Shares Vesting

3.
Exercise.  The Option Holder (or in the case of the death of the Option Holder, the designated legal representative or heir of the Option Holder) may exercise the ISOs during the Exercise Period by giving written notice to the [____________________] [include appropriate officer] in the form required by the Committee (“Exercise Notice”).  The Exercise Notice must specify the number of Shares to be purchased, which shall be at least 100 unless fewer shares remain unexercised.  The exercise date is the date the Exercise Notice is received by the Corporation.  The Exercise Period commences on the Vesting Date and expires at 5:00 p.m., pacific time, on the date 10 years [five years for over 10% owners of Corporation on the Grant Date] after the Grant Date, such later time and date being hereinafter referred to as the “Expiration Date,” subject to earlier expiration in the event of a termination of Service as provided in Section 6.  Any ISOs not exercised as of the close of business on the last day of the Exercise Period shall be cancelled without consideration at that time.

The Exercise Notice shall be accompanied by payment in full of the Exercise Price for the Shares being purchased.  Payment shall be made: (a) in cash, which may be in the form of a check, money order, cashier's check or certified check, payable to the

Corporation, or (b) by delivering Shares of the Corporation already owned by the Option Holder having a Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid, or (c) by instructing the Corporation to withhold Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the exercise date equal to the aggregate Exercise Price to be paid, or (d) by a combination of thereof.  Payment for the Shares being purchased upon exercise of the Option may also be made by delivering a properly executed Exercise Notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the aggregate Exercise Price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

4.
Related Awards.  These ISOs [are not related to any other Award under the Plan.] or [are related to Stock Appreciation Rights granted on the Grant Date.  To the extent any of the SARs are exercised, the ISOs shall terminate with respect to the same number of Shares.]

5.
Transferability.  The Option Holder may not sell, assign, transfer, pledge or otherwise encumber any ISOs, except in the event of the Option Holder’s death, by will or by the laws of descent and distribution or pursuant to a Domestic Relations Order.

6.
Termination of Service.  If the Option Holder terminates Service for any reason other than in connection with a Change in Control or the death or Disability of the Option Holder, any ISOs that have not vested as of the date of that termination shall be forfeited to the Corporation, and the Exercise Period of any vested ISOs shall expire three months after that termination of Service (but in no event after the Expiration Date), except where that termination of Service is due to Retirement, in which case the Exercise Period of any vested ISOs shall expire one year after that termination of Service (but in no event after the Expiration Date), or in the case of a Termination for Cause, in which case all ISOs held by the Option Holder shall expire immediately.  If the Option Holder’s Service terminates on account of the Option Holder’s death or Disability, the Vesting Date for all ISOs that have not vested or been forfeited shall be accelerated to the date of that termination of Service, and the Exercise Period of all ISOs shall expire one year after that termination of Service (but in no event after the Expiration Date).  [Post-termination exercise period may be modified at Committee’s election except with respect to a Termination for Cause.]

7.
Effect of Change in Control.  Upon a Change in Control, the Vesting Date for all ISOs that have not vested or been forfeited shall be accelerated to the date of the effective time of the Change in Control.  [May be modified at Committee’s election for 280G planning purposes for executive officers.]

8.	Option Holder’s Rights. The ISOs awarded hereby do not entitle the Option Holder to any rights of a shareholder of the Corporation.

9.	Delivery of Shares to Option Holder. Promptly after receipt of an Exercise Notice and full payment of the Exercise Price for the Shares being acquired, the Corporation shall issue and deliver to the Option Holder (or other person validly exercising the ISO) a certificate or certificates representing the Shares of Common Stock being purchased, or evidence of the issuance of such Shares in book-entry form, registered in the name of the Option Holder (or such other person), or, upon request, in the name of the Option Holder (or such other person) and in the name of another person in such form of joint ownership as requested by the Option Holder (or such other person) pursuant to applicable state law.  The Corporation’s obligation to deliver a stock certificate or evidence of the issuance of Shares in book-entry form for Shares purchased upon the exercise of an ISO can be conditioned upon the receipt of a representation of investment intent from the Option Holder (or the Option Holder’s Beneficiary) in such form as the Committee requires.  The Corporation shall not be required to deliver stock certificates or evidence of the issuance of Shares in book-entry form for Shares purchased prior to: (a) the listing of those Shares on the Nasdaq; or (b) the completion of any registration or qualification of those Shares required under applicable law.

10.
Notice of Sale of Shares.  The Option Holder (or other person who received Shares from the exercise of the ISOs) shall give written notice to the Corporation promptly in the event of the sale or other disposition of Shares received from the exercise of the ISOs within either: (a) two years from the Grant Date; or (b) one year from the exercise date for the ISOs exercised.

11.
Adjustments in Shares.  In the event of any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend, special or recurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event, the Committee, in its sole discretion, shall adjust the number of Shares or class of securities of the Corporation covered by the ISOs or the Exercise Price of the ISOs.  The Option Holder agrees to execute any documents required by the Committee in connection with an adjustment under this Section 11.

12.
Tax Withholding.  The Corporation shall have the right to require the Option Holder to pay to the Corporation the amount of any tax that the Corporation is required to withhold with respect to such Shares, or in lieu thereof, to retain or sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.  The Corporation shall have the right to deduct from all dividends paid with respect to the Shares the amount of any taxes that the Corporation is required to withhold with respect to such dividend payments.

13.
Plan and Committee Decisions are Controlling.  This Agreement, the award of ISOs to the Option Holder and the issuance of Shares upon the exercise of the ISOs are subject in all respects to the provisions of the Plan, which are controlling.  Capitalized terms herein not defined in this Agreement shall have the meaning ascribed to them in the Plan.  All decisions, determinations and interpretations by the Committee respecting the Plan, this Agreement, the award of ISOs or the issuance of Shares upon the exercise of the ISOs shall be binding and conclusive upon the Option Holder, any Beneficiary of the Option Holder or the legal representative thereof.  The Grantee acknowledges and agrees that this Award and receipt of any Shares hereunder by any person is subject to (a) Plan

Section 13.10, including possible reduction, cancellation, forfeiture or recoupment (clawback), and (b) any policies which the Company may adopt in furtherance of any regulatory requirements (including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act) or otherwise.

14.
Option Holder’s Employment.  Nothing in this Agreement shall limit the right of the Corporation or any of its Affiliates to terminate the Option Holder’s service or employment as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services or employment of the Option Holder.

15.
Amendment.  The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of this Agreement; provided, however, that the Committee may not amend, alter, suspend, discontinue or terminate any provision of this Agreement if such action may adversely affect the Option Holder without the Option Holder’s written consent.  To the extent permitted by applicable laws and regulations, the Committee shall have the authority, in its sole discretion but with the permission of the Option Holder, to accelerate the vesting of the Shares or remove any other restrictions imposed on the Option Holder with respect to the Shares, whenever the Committee may determine that such action is appropriate.

16.
Loss of ISO Status.  If any of the ISOs fail, for any reason, to qualify for the special tax treatment afforded the ISOs, they shall be treated as Non-Qualified Stock Options under the Plan.  The ISOs will lose ISO status: (a) if the Option Holder is not an employee of the Corporation or its Affiliates from the Grant date through the date three months before the exercise date; or (b) if the Shares acquired upon the exercise of the ISO are sold or disposed of within one of the time periods described in Section 10 (except if the ISO is exercised on account of the Option Holder's death or Disability, as described in Section 6).

17.
Option Holder Acceptance.  The Option Holder shall signify acceptance of the terms and conditions of this Agreement and acknowledge receipt of a copy of the Plan by signing in the space provided below and returning the signed copy to the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BANNER CORPORATION

By ________________________________
Its ________________________________

ACCEPTED BY OPTION HOLDER

___________________________________
(Signature)

___________________________________
(Print Name)

___________________________________
(Street Address)

___________________________________
(City, State & Zip Code)

Beneficiary Designation:

The Option Holder designates the following Beneficiary to receive the Shares upon the Option Holder’s death:

________________________________________________________________________